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                                                                      EXHIBIT 10

                          SIXTH AMENDMENT TO AGREEMENT


                  THIS AMENDMENT TO AGREEMENT, dated this 24th day of September, 2004, between UNITED FEATURE SYNDICATE, INC., d.b.a. UNITED MEDIA, a New York corporation with its principal office at 200 Madison Avenue, 4th Floor, New York, New York 10016 ("UM"), as agent for PRECIOUS MOMENTS, INCORPORATED, an Illinois corporation with its principal office at 2170 Point Boulevard, Suite 200, Elgin, Illinois 60123 ("Licensor"), and ENESCO GROUP, INC., a Massachusetts corporation with its principal office at 225 Windsor Drive, Itasca, Illinois 60143 ("Licensee"), is to evidence:

                  WHEREAS, pursuant to an agreement dated July 1, 1993, Licensor granted Enesco Corporation, an Ohio corporation ("Enesco Ohio"), certain rights with respect to the PRECIOUS MOMENTS property; and

                  WHEREAS, said agreement was amended by amendments dated December 29, 1997, and January 22, 1999; and

                  WHEREAS, Enesco Ohio assigned said agreement to Licensee effective January 21, 2000; and

                  WHEREAS, since said agreement was signed UM has become exclusive worldwide licensing representative of Licensor; and

                  WHEREAS, said agreement was further amended by amendments dated July 30, 2001, December 19, 2002, and May 5, 2003; and

                  WHEREAS, the parties wish to amend said agreement further in certain respects;

                  NOW, THEREFORE, said agreement is amended as follows:

                  1. Exhibit B-2 is deleted and a new Exhibit B-2, attached hereto and made a part hereof, substituted therefor.

                  2. Paragraph 3 is deleted and the following substituted therefor:

                  "3. TERM. The Term of this Agreement shall be for an original period to commence on the effective date hereof, as specified in paragraph 18 hereof, and continue through December 31, 2007, and shall thereafter be renewed automatically for additional five-year renewal periods, unless terminated sooner in accordance with the provisions of paragraph 13 herein or unless terminated in accordance with the provisions of the following sentence. Either party shall have the right to terminate this Agreement (i) effective as of the end of the initial Term, by providing the other party with a Notice of Termination between July 1, 2005 and September 30, 2005; and (ii) effective as of the end of any five-year renewal term, by providing a Notice of Termination at least three years prior to the end of any renewal period. By way of illustration, either party may terminate this Agreement as of December 31, 2007, by providing the other party with a Notice of Termination between July 1, 2005 and September 30, 2005, and if this Agreement is automatically renewed for the five-year renewal period commencing January 1, 2008, and ending December 31, 2012, either party may terminate this Agreement as of December 31, 2012, by providing the other party with a Notice of Termination on or before December 31, 2009."


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                  3. Subparagraph 4(c) is deleted and the following substituted therefor:

                  "(c) Guaranteed Minimum Royalties. If the total of the royalties due to Licensor from Licensee pursuant to subparagraphs 4(a) and 4(b) hereof during any calendar year (starting with the calendar year 1998) during the Term of this Agreement is less than $15,000,000 (hereinafter the `Annual Minimum Royalty'), Licensee agrees to pay Licensor the difference between the Annual Minimum Royalty and the total of the royalties (hereinafter the `Difference Payment') due for the prior calendar year. Any such Difference Payment is due and owing no later than 90 days after the last day of December of the prior calendar year. Notwithstanding the foregoing, the previously deferred Difference Payment of $1,400,000 due from Licensee to Licensor for calendar year 2003 shall be paid by Licensee on or before October 1, 2004."

                  4. Subparagraph 4(d) is deleted.

                  5. Except as expressly modified by this amendment, all terms and conditions of said agreement shall remain in full force and effect, and all provisions of said agreement modified, replaced, or deleted by this amendment shall remain fully enforceable in their original forms with respect to the period prior to the effective date of this amendment.

                  IN WITNESS WHEREOF, the parties have executed this sixth amendment to agreement as of the date set forth above.

                                UNITED FEATURE SYNDICATE, INC.,
                                d.b.a. UNITED MEDIA, as agent for
                                PRECIOUS MOMENTS, INCORPORATED


                                By /s/ Josh Kislevitz      Senior Vice President
                                   ---------------------------------------------
                                                           Title

                                ENESCO GROUP, INC.


                                By /s/ George R. Ditomassi           Interim CEO
                                   ---------------------------------------------
                                   George R. Ditomassi               Title

                  PRECIOUS MOMENTS, INCORPORATED, acknowledges that it has reviewed and approved the foregoing sixth amendment to the July 1, 1993, PRECIOUS MOMENTS license agreement with Enesco Group, Inc.

                                PRECIOUS MOMENTS, INCORPORATED


                                By /s/ Michael T. Gillen               President
                                ------------------------------------------------
                                                                       Title


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